      Exhibit 99.1

Contact: Janet Kirkley,

704-532-3318

—For Immediate Release—

Speedway Motorsports Reports Results for the Three and Nine Months

Ended September 30, 2013 and Revises Full Year 2013 Guidance

CONCORD, NC (October 30, 2013) – Speedway Motorsports, Inc. (SMI) (NYSE: TRK) today reported third quarter 2013 total revenues of $137.5 million and adjusted non-GAAP income from continuing operations of $10.7 million or $0.26 per diluted share. Nine month 2013 total revenues were $398.5 million and adjusted non-GAAP income from continuing operations was $35.8 million or $0.86 per diluted share. Also, SMI revised its full year 2013 guidance for income from continuing operations to $0.80 to $0.90 per diluted share, excluding certain items described below.

Management believes many of the Company’s revenue categories continue to be negatively impacted by the ongoing weak and uncertain economic conditions, including high unemployment and high fuel, food and health-care costs. Management also believes admissions were negatively impacted by poor weather surrounding certain second quarter 2013 racing events, including the NASCAR Sprint Cup race at Sonoma Raceway and rain delayed, shortened and rescheduled NASCAR Sprint Cup and Nationwide races at Charlotte Motor Speedway and Kentucky Speedway.

GAAP net income for the third quarter 2013 was $12.3 million or $0.30 per diluted share, and the GAAP net loss for the nine months ended September 30, 2013 was $56.9 million or $1.37 per diluted share. The adjusted non-GAAP results exclude second quarter 2013 charges for goodwill impairment and early debt redemption and refinancing and second and third quarter 2013 non-recurring benefits from income tax restructuring and tax law changes as further discussed and reconciled with comparable GAAP amounts below.

Third Quarter Comparison

●	Total revenues were $137.5 million in 2013 compared to $142.3 million in 2012
●	Non-recurring benefit from state tax law changes was $1.7 million or $0.04 per diluted share in 2013
●	Income from continuing operations was $12.4 million or $0.30 per diluted share in 2013 compared to $11.0 million or $0.27 per diluted share in 2012
●	Net income was $12.3 million or $0.30 per diluted share in 2013 compared to $11.0 million or $0.26 per diluted share in 2012
●	Non-GAAP income from continuing operations was $10.7 million or $0.26 per diluted share in 2013 compared to $11.0 million or $0.27 per diluted share in 2012

Year-to-Date Comparison

●	Total revenues were $398.5 million in 2013 compared to $408.1 million in 2012
●	2013 after tax goodwill impairment charge was $86.7 million or $2.09 per diluted share
●	2013 after tax loss on early debt redemption and refinancing was $11.6 million or $0.28 per diluted share
●	Non-recurring benefits from state income tax restructuring and tax law changes were $5.7 million or $0.14 per diluted share in 2013
●	Loss from continuing operations was $56.8 million or $1.37 per diluted share in 2013 compared to income from continuing operations of $37.9 million or $0.91 per diluted share in 2012
●	Net loss was $56.9 million or $1.37 per diluted share in 2013 compared to net income of $37.8 million or $0.91 per diluted share in 2012
●	Non-GAAP income from continuing operations was $35.8 million or $0.86 per diluted share in 2013 compared to $37.9 million or $0.91 per diluted share in 2012

Non-GAAP Financial Information and Reconciliation

Income from continuing operations, and diluted earnings per share from continuing operations as adjusted and set forth below are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to their individual corresponding GAAP basis amounts. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP, all net of taxes. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of continuing operations separate from discontinued operations and certain 2013 charges and non-recurring items.

The Company’s nine month 2013 results reflect a non-cash charge of $89.0 million, before income tax benefits of $2.3 million, for goodwill impairment related to New Hampshire Motor Speedway and Kentucky Speedway. The Company’s annual impairment evaluation was negatively impacted by lowered estimated future cash flows because the economic recovery has been slower and weaker than previous forecasts, and lower than anticipated revenues for certain 2013 major racing events at those speedways, further reducing visibility on profitability recovery.

The Company issued additional Senior Notes due 2019 and amended and restated its Credit Facility in the first quarter 2013, and redeemed all outstanding Senior Notes previously due 2016 in the second quarter 2013. The Company’s nine month 2013 results also reflect a charge of $18.5 million, before income tax benefits of $6.8 million, for early redemption premium, unamortized net deferred loan costs and issuance discount, and transaction costs associated with the former debt arrangement.

Management uses the non-GAAP information to assess the Company’s continuing operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information is not intended to be considered independent of or a substitute for results prepared in accordance with GAAP. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss, diluted earnings or loss per share, or income or loss and diluted earnings or loss per share from continuing operations, determined in accordance with GAAP. Individual quarterly per share amounts may not be additive due to rounding.

	Three Months Ended September 30:		Nine Months Ended September 30:
	2013	2012	2013	2012
	(in thousands, except per share amounts)
Consolidated net income (loss) using GAAP	$12,294	$10,967	$(56,885)	$37,771
Loss from discontinued operation	68	78	130	117
Consolidated income (loss) from continuing operations	12,362	11,045	(56,755)	37,888
Impairment of goodwill	--	--	86,696	--
Loss on early debt redemption and refinancing	--	--	11,619	--
Non-recurring benefits of state income tax restructuring and tax law changes	(1,664)	--	(5,720)	--
Non-GAAP consolidated income from continuing operations	$10,698	$11,045	$35,840	$37,888

Consolidated diluted earnings (loss) per share using GAAP	$0.30	$0.26	$(1.37)	$0.91
Loss from discontinued operation	0.00	0.00	0.00	0.00
Consolidated diluted earnings (loss) per share from continuing operations	0.30	0.27	(1.37)	0.91
Impairment of goodwill	--	--	2.09	--
Loss on early debt redemption and refinancing	--	--	0.28	--
Non-recurring benefits of state income tax restructuring and tax law changes	(0.04)	--	(0.14)	--
Non-GAAP diluted earnings per share from continuing operations	$0.26	$0.27	$0.86	$0.91

Significant 2013 Third Quarter Racing Events

●	Atlanta Motor Speedway – Labor Day weekend NASCAR AdvoCare 500 Sprint Cup and Great Clips/Grit Chips 300 Nationwide Series racing events
●	Bristol Motor Speedway – NASCAR IRWIN Tools Night Race Sprint Cup, Food City 250 Nationwide and UNOH 200 Camping World Truck Series racing events
●	zMAX Dragway at Charlotte Motor Speedway – Carlyle Tools NHRA Carolina Nationals presented by NAPA Auto Parts racing event
●	Kentucky Speedway – NASCAR Kentucky 300 Nationwide and ZLOOP 150 Automobile Racing Club of America Series racing events
●	Las Vegas Motor Speedway – NASCAR Smith’s 350 Camping World Truck Series racing event
●	New Hampshire Motor Speedway – NASCAR Camping World RV Sales 301 Sprint Cup, SYLVANIA 300 Sprint Cup, and CNBC Prime's "The Profit" 200 Nationwide Series racing events
●	Sonoma Raceway – NHRA Sonoma Nationals and GoPro Grand Prix of Sonoma IndyCar Series racing events

2013 Earnings Guidance Revised

The Company revised its previous full year 2013 guidance for income from continuing operations to $0.80-$0.90 per diluted share (from $0.90-$1.10), excluding special charges and non-recurring items. The revision and range of earnings guidance reflects the continuing negative impact of difficult and uncertain economic conditions. Higher fuel, health-care and food costs and unemployment continue to significantly impact our results.

Dividends and Stock Repurchase Program

During the nine months ended September 30, 2013, the Company declared and paid cash dividends of $0.15 per share of common stock each quarter for a combined aggregate of approximately $18.7 million. On October 17, 2013, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock, aggregating approximately $6.2 million, payable on December 6, 2013 to shareholders of record as of November 15, 2013. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

During the nine months ended September 30, 2013, the Company repurchased 94,000 shares of common stock for approximately $1.7 million under its previously announced stock repurchase program. As of September 30, 2013, the Company has repurchased 3,850,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase under the program as currently authorized is 150,000.

Comments

“Similar to many other sports and entertainment venues, our results continue to reflect the ongoing tough economic conditions,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “However, our third quarter 2013 results also reflect the significantly lower interest costs, which are ongoing, from our earlier financing transactions. We continue to strengthen SMI’s financial condition and long-term cash through debt reduction and constrained capital spending, and believe our investment in modern facilities over the past several years will allow us to continue such strengthening for the foreseeable future.

“Although said before, we believe attendance and other event related revenue trends do appear to be stabilizing and will eventually improve as the economy recovers. Looking forward, most of our NASCAR Sprint Cup and Nationwide Series event sponsorships for 2014, and many for racing seasons beyond 2014, are already sold. Also, SMI has many other multi-year contracted revenue streams in place for track rentals, driving schools and other promotional activities at our premier facilities. Our focus on fan generating and customer service initiatives to provide our fans and customers with unrivaled race entertainment and capture new race fans continues to intensify, particularly targeted on families, the younger generation and first-time fans.”

O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports stated, “The new ten-year NASCAR broadcasting media and digital rights agreements reached with NBC Sports Group and FOX Sports Media Group are resounding testimonies to the quality entertainment content and marketing appeal of our sport. We believe NASCAR’s changes to our sport undoubtedly continue to improve on-track racing competition, and along with the long-term marketing initiatives by these media powerhouses and NASCAR and our initiatives to grow sales and profitability, provide SMI and our NASCAR industry with tremendous marketing and growth opportunities.

“We are extremely excited to again showcase the world’s largest high-definition video board at our Texas Motor Speedway’s April 6, 2014 NASCAR Sprint Cup race weekend in collaboration with Panasonic. Having the two largest video boards in motorsports is another example in the long line of industry firsts of SMI’s unceasing endeavor to provide the world’s best fans with arguably the most modern, finest racing facilities collectively in motorsports. And not only have our track changes improved the racing competition at Bristol Motor Speedway, in yet another first, SMI proudly announced Bristol will host the long awaited collegiate football game between the University of Tennessee and Virginia Tech, the "Battle at Bristol, College Football's Biggest Ever” on September 10, 2016.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to design, market and sell licensed motorsports merchandise. For more information, visit the Company's website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (US / Canada / toll-free) or 706-758-1524 (international). The reference number is 89072631. A webcast of the call can be accessed at the Company's website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 855-859-2056 or 404-537-3406 beginning at 1:00 PM (ET) October 30th through 11:59 PM (ET) November 13th. The reference number is 89072631. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Nine Months Ended September 30, 2013 and 2012

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
STATEMENT OF OPERATIONS DATA	9/30/2013	9/30/2012	9/30/2013	9/30/2012

Revenues:
Admissions	$32,936	$36,178	$88,886	$97,665
Event related revenue	37,715	40,325	114,999	120,694
NASCAR broadcasting revenue	60,441	58,675	171,592	166,148
Other operating revenue	6,408	7,078	23,008	23,574
Total Revenues	137,500	142,256	398,485	408,081
Expenses and Other:
Direct expense of events	34,162	35,087	83,110	84,608
NASCAR purse and sanction fees	37,958	38,118	105,676	104,064
Other direct operating expense	4,080	4,653	14,347	14,790
General and administrative	23,955	23,840	69,954	70,172
Depreciation and amortization	13,913	14,239	41,476	42,248
Interest expense, net	5,950	10,331	26,101	31,007
Impairment of goodwill	-	-	89,037	-
Loss on early debt redemption and refinancing	-	-	18,467	-
Other expense (income), net	(37)	(59)	206	(154)
Total Expenses and Other	119,981	126,209	448,374	346,735
Income (Loss) from Continuing Operations Before Income Taxes	17,519	16,047	(49,889)	61,346
Income Tax Provision	(5,157)	(5,002)	(6,866)	(23,458)
Income (Loss) from Continuing Operations	12,362	11,045	(56,755)	37,888
Loss from Discontinued Operation, Net of Taxes	(68)	(78)	(130)	(117)
Net Income (Loss)	$12,294	$10,967	$(56,885)	$37,771

Basic Earnings (Loss) Per Share:
Continuing Operations	$0.30	$0.27	$(1.37)	$0.91
Discontinued Operation	(0.00)	(0.00)	(0.00)	(0.00)
Net Income (Loss)	$0.30	$0.26	$(1.37)	$0.91
Weighted average shares outstanding	41,395	41,420	41,416	41,438

Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.30	$0.27	$(1.37)	$0.91
Discontinued Operation	(0.00)	(0.00)	(0.00)	(0.00)
Net Income (Loss)	$0.30	$0.26	$(1.37)	$0.91
Weighted average shares outstanding	41,413	41,421	41,431	41,444

Major NASCAR-sanctioned Events Held During Period	8	8	20	20

Certain Race Schedule Changes:

• Atlanta Motor Speedway held one NASCAR Camping World Truck Series racing event in the third quarter 2012 that was not held in 2013

• Kentucky Speedway held one Automobile Racing Club of America racing event in the third quarter 2013 that was not held in 2012, and one NASCAR Camping World Truck Series racing event in the third quarter 2012 that was not held in 2013

BALANCE SHEET DATA	9/30/2013	12/31/2012

Cash and cash equivalents	$115,292	$106,408
Total current assets	160,025	162,002
Property and equipment, net	1,116,825	1,148,418
Goodwill and other intangible assets, net	444,644	533,689
Total assets	1,755,879	1,877,113

Deferred race event and other income, net	48,363	58,492
Total current liabilities	107,993	113,670
Credit facility term loan borrowings	230,000	95,000
Total long-term debt	487,889	521,259
Total liabilities	973,935	1,019,237
Total stockholders' equity	781,944	857,876